Exhibit 10.1
ZipRealty Inc.
J. PATRICK LASHINSKY EMPLOYMENT AGREEMENT
     This Agreement is entered into and effective as of January 17, 2007 (the “Effective Date”) by and between ZipRealty Inc. (the “Company”), and J. Patrick Lashinsky (“Executive”).
     1. Duties and Scope of Employment.
          (a) Position and Duties. Executive will serve as President of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to him by the Company’s Chief Executive Officer and/or Board of Directors and/or as are contemplated by the Company’s bylaws. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”
          (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company subject to the provisions of paragraph 5 (“Other Activities”). For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board of Directors.
     2. At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice subject to the provisions set forth herein. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company.
     3. Compensation.
          (a) Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Term a base salary (the “Base Salary”) at an annual rate of not less than $300,000. The Base Salary shall be paid in accordance with the Company’s regular payroll practices. The Company may review the Base Salary and make such increases therein as the Board may approve.
          (b) Bonus Eligibility. Executive shall be eligible to receive a target cash incentive bonus of up to forty percent (40%) of his Base Salary for the fiscal year 2007 subject to the terms of the 2007 Management Incentive Plan that may be adopted by the Company.
     4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his
Lashinsky Agreement

position, tenure and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.
     5. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company’s normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. However, the Executive may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.
     6. Severance.
          (a) Involuntary Termination Not for Cause or Resignation for Good Reason. If Executive’s employment with the Company terminates other than for “Cause” (as defined herein) or Executive resigns for “Good Reason” as that term is defined herein, and Executive signs and does not revoke the Company’s severance and release agreement, then Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid in accordance with the Company’s normal payroll policies.
          (b) Voluntary Termination; Termination for Cause. If Executive’s employment with the Company terminates voluntarily by Executive without Good Reason or for Cause by the Company, then (i) all vesting of any options to purchase shares of the Company’s common stock shall terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company’s established policies as then in effect.
          (c) Cause. For all purposes under this Agreement, “Cause” shall mean (i) willful failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from the Executive’s complete or partial incapacity due to physical or mental illness or impairment) after receipt of a written warning and failure to cure any such non-performance within ten (10) business days of receipt of such warning (ii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered “willful” unless committed without good faith without a reasonable belief that the act or omission was in the Company’s best interest. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause, or for periods following the date when such a termination of employment is effective. The Executive’s rights under the benefit plans of the Company shall be determined under the provisions of those plans.
Lashinsky Agreement

          (d) Good Reason. For all purposes under this Agreement, “Good Reason” shall mean without the Executive’s express written consent (i) a significant reduction of the Executive’s duties, position or responsibilities; (ii) a significant reduction by the Company in the Base Salary of the Executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is significantly reduced; (iv) the relocation of the Executive to a facility or a location more than 50 miles from the Executive’s then present location; (v) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (vi) any material breach of this Agreement by the Company; or (vii) any failure or refusal of a successor company to assume the Company’s obligations under this Agreement.
     7. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.
     8. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraph 6 of this Agreement, subject to the terms and conditions therein.
     9. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries, provided, that such assignment will not relieve the Company of its obligations hereunder. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.
     10. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery, or, if earlier, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:
Lashinsky Agreement

If to the Executive:	J. Patrick Lashinsky
4054 Fiora Pl.
Lafayette, CA
94549

If to the Company:	Zip Realty Inc.
2000 Powell St., Suite 300
Emeryville, CA
94608
or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph.
     11. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.
     12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     13. Arbitration.
          (a) Arbitration. In consideration of Executive’s employment with the “Company”, its promise to arbitrate all employment-related disputes and Executive’s receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive’s employment with the Company or the termination of Executive’s employment with the Company, including any breach of this agreement, shall be subject to binding arbitration under the arbitration rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section
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1283.05 (the “Rules”) and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under State or Federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this agreement to arbitrate also applies to any disputes that the Company may have with Executive.
          (b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its national rules for the resolution of employment disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $125.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the rules, the rules shall take precedence.
          (c) Remedy. Except as provided by the rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.
          (d) Availability of injunctive relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of the employment, confidential information, invention assignment agreement between Executive and the Company or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.
          (e) Administrative relief. Executive understands that this agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the department of fair employment and housing, the equal employment opportunity commission or the workers’ compensation board. This agreement does, however, preclude Executive from pursuing court action regarding any such claim.
Lashinsky Agreement

          (f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this agreement and fully understand it, including that Executive is waiving Executive’s right to a jury trial. Finally, Executive agrees that he/she has been provided an opportunity to seek the advice of an attorney before signing this agreement.
     14. Integration. This Agreement, together with the 2004 Plan, the Executive’s Stock Option Agreement and the Zip Realty Employee Proprietary Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the Company.
     15. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of California. Executive hereby consents to the exclusive personal jurisdiction and venue of the courts of the federal and state courts in the State of California.
     17. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.
     18. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
     19. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
Lashinsky Agreement

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

ZipRealty Inc.

By:	/s/ Richard F. Sommer	Date: January 30, 2007

Richard F. Sommer, Chief Executive Officer

EXECUTIVE:

/s/ J. Patrick Lashinsky		Date: January 29, 2007

J. Patrick Lashinsky
Lashinsky Agreement